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                                                                    EXHIBIT 23.4


                       CONSENT OF ROSEN CONSULTING GROUP

     We hereby consent to the use of our name and the references to the "Rosen Market Study" wherever appearing in the Registration Statement to be filed by Maguire Properties, Inc. on Form S-11 and the related Prospectus and any amendments thereto, including but not limited to the references to our company under the headings "Prospectus Summary," "Risk Factors," "Economic and Market Overview," "Business and Properties" and "Experts" in the Prospectus.

Dated: 11/7/2002


                                             Rosen Consulting Group


                                             By: /s/ KENNETH T. ROSEN
                                                 ----------------------------

                                             Name: Kenneth T. Rosen
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                                             Title: Chairman
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